Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256620 and 333-267781) and Form S-8 (Nos. 333-35151, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-167515, 333-176365, 333-176366, 333-190549, 333-198853, 333-206165, 333-214503, 333-219830, 333-233023, 333-259518 and 333-267352) of Heron Therapeutics, Inc. of our report dated March 29, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 29, 2023